AGREEMENT

          AGREEMENT (“Agreement”) dated as of July 21, 2008 among MOORE, CLAYTON & CO., INC., a Delaware corporation (the “Company”), MCC GLOBAL N.V., a Netherlands corporation (“MCC Global”), MCC EUROPE LTD., a company organized under the laws of England and Wales (“MCCE” and together with the Company and MCC Global, the “MCC Parties”); and ELLIOTT INTERNATIONAL, L.P., a Cayman Islands limited partnership (the “Holder”), as successor to Manchester Securities Corp. (“Manchester”) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Notes (as defined below).

W I T N E S S E T H:

          WHEREAS, pursuant to a Securities Purchase Agreement dated as of June 21, 2005 (the “First Securities Purchase Agreement”), the Company sold and Manchester purchased a note entitled A-l, in the amount of $3.3 million (the “First Note”) and a note entitled A-2 in the amount of $9.7 million (the “Second Note”);

          WHEREAS, pursuant to a Securities Purchase Agreement dated as of December 29, 2005 (the “Second Securities Purchase Agreement”), the Company sold and Manchester purchased a note entitled A-3 (the “Third Note”) in the amount of $6.7 million (together with the First Note and the Second Note, collectively, the “Notes”) and certain amendments to the First Securities Purchase Agreement and the First Note and the Second Note were agreed between the parties;

          WHEREAS, each of the Notes are separately secured pursuant to certain pledge agreements and charges over shares (as amended, the ‘Security Agreements”);

          WHEREAS, the equity of the Company is now owned by MCC Global N.V., the shares of which are listed on the Frankfurt Stock Exchange (the “Exchange”);

          WHEREAS, the Notes, which were due on June 30, 2007 (the “Original Maturity Date”), remain outstanding;

          WHEREAS, Manchester has previously assigned 60% of each Note to the Holder, which previously held a participation interest with respect to such portion of the Notes; and

          WHEREAS, the parties wish to provide for the partial repayment by the Company of the outstanding debt represented by the Notes;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.          254,376 shares of Equus Total Return Inc (“Equus”) owned by MCCE and currently pledged to secure the Third Note and Second Note (the “Shares”) will be re-registered in the name of the Holder.

          2.           The Holder shall have the absolute right to sell the Shares to any third party from the date the Shares are re-registered in its name. The proceeds from any such sale, net of any commissions, taxes and selling expenses, shall be applied to the amount outstanding (including interest, default interest and premium) and owed to the Holder under the Third Note and Second Note in any manner determined by the Holder in its sole discretion. Any excess amount will be applied to reduce the amount outstanding (including interest, default interest and premium) and owed to the Holder under the First Note, also in any manner determined by the Holder in its sole discretion. The MCC Parties hereby agree not to contest any such sale or the sale price of the Shares (unless constituting actual fraud).

          3.           If the Holder does not sell the Shares within 45 days of the date hereof, unless mutually agreed otherwise, the parties will cooperate in having the Shares re-registered in the name of MCCE, in which case such Shares shall remain pledged to secure amounts outstanding under the Third Note and Second Note, as applicable.

          4.           THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

          5.           This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          6.          If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          7.          This Agreement supersedes all other prior oral or written agreements among the parties and persons acting on their behalf with respect to the specific matters discussed herein. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

          8.          Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

If to any of the MCC Parties:

Moore, Clayton & Co., Inc.
10757 South River Front Parkway
Suite 125
South Jordan, Utah 84095
Telephone: 801-816-2511
Facsimile: 801-816-2599
Attention: Kenneth Denos

If to the Holder:

c/o Elliott Management Corporation
712 Fifth Avenue
New York, New York 10019
Telephone: (212) 974-6000
Facsimile: (212) 974-2092
Attention: Elliot Greenberg

with a copy to:

Elliott Advisors (UK) Ltd.
Cleveland House
33 King Street
London SWlY 6RJ England
Telephone: 011-44-20-7518-1809
Facsimile: 011-44-20-7577-3722

Attention: Mark Levine

and	Martin Sklar, Esq.
Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue
New York, New York 10176
Telephone: (212) 986-6000
Facsimile: (212) 986-8866

          9.          Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

          10.        This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          11.        Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          12.        The Company shall pay the legal fees and expenses of counsel to the Holder reasonably incurred in connection with the preparation, execution, and delivery of this Agreement and the other agreements and documents contemplated herein.

* * * * *

[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

COMPANY:	HOLDER:

MOORE, CLAYTON & CO., INC.	ELLIOTT INTERNATIONAL, L.P.
By: Elliott International Capital Advisors,
Inc., as attorney-in-fact
By:

Name:
Title:

By:

Name: Elliot Greenberg
Title: Vice President

MCC GLOBAL N.V.

By:

Name:
Title:

MCC EUROPE LTD.

By:

Name:
Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

COMPANY:	HOLDER:

MOORE, CLAYTON & CO., INC.	ELLIOTT INTERNATIONAL, L.P.
By: Elliott International Capital
Advisors, Inc., as attorney-in-fact

By:

Name: ANTHONY MOORE
Title: DIRECTOR
By:

Name:
Title:

MCC GLOBAL N.V.

By:

Name: ANTHONY MOORE
Title: CHAIRMAN

MCC EUROPE LTD.

By:

Name: ANTHONY MOORE
Title: DIRECTOR